QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.43

OVERALL AGREEMENT

BETWEEN SAMSONITE CORPORATION AND KARLHEINZ TRETTER

AMENDMENT #1

        Effective February 1, 2001, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned parties hereby amend that particular Overall Agreement dated February 1, 1998, by and between Samsonite Corporation and Karlheinz Tretter, as follows:

1.
The text of Section 1, Term, is deleted in its entirety and is replaced with the following:

    "This Overall Agreement shall have a term (the "Term") beginning on the Effective Date and expiring on March 31, 2003 ("Expiration Date")."

2.
In Section 3, Compensation and Related Matters, the text of the last sentence in Subsection 3(a) is deleted in its entirety and is replaced with the following:

    "Such compensation (the "Base Compensation") shall be Euros 365,000 gross per annum, allocated in the same proportions as in Section 2.(c)."

3.
In Section 3, the complete item (b) Annual Adjustment is deleted in its entirety and is replaced with the following:

    Management Incentive Bonus. The Executive shall be eligible to receive an annual incentive bonus (the "Incentive Bonus") in respect of each fiscal year of the Company that ends during the Term, starting with the fiscal year ending January 31, 2002. The Incentive Bonus in respect of each fiscal year that ends during the Term (each, a "Reference Year") shall be calculated on the terms hereafter set forth in this Section 4 (d):

    "Bonus Potential": This is the % of A.B.S. the Executive can get as an Incentive Bonus, based on achievements of EBITDA and Personal Objectives versus pre-set targets. 75% of the Bonus Potential is attributed to EBITDA achievements (TARGET bonus) and 25% of this potential is attributed to achievement of personal objectives (PROJECT Bonus).

    "Kick-off point": no Incentive Bonus can be earned if achievements are below 90% of the Original Business Plan (or amendments of same by the Board as explained below). At "kick-off" point a bonus is earned of 12.5% of 75% of the A.B.S. (for EBITDA achievements) and 12.5% of 25% of the A.B.S. (for achievement of Personal Objectives).

    "Target point": if 100% of the Original Business (or amendments of same by the Board as explained below) is achieved, then a bonus is earned of 50% of 75% of the A.B.S. (for EBITDA achievements) and 50% of 25% of the A.B.S. (for achievement of Personal Objectives).

    "Cap point": if 120% of the Original Business Plan (or amendments of same by the Board) is achieved, then a bonus is earned of 75% of 75% of the A.B.S. (for EBITDA achievements) and 75% of 25% of the A.B.S. (for achievement of Personal Objectives). For specific achievements between "kick-off" and "cap point", the corresponding bonus earning percentages will be extrapolated as shown on the sample chart in exhibit.

    EBITDA Targets and Personal Objectives will be set as follows: With respect to each Reference Year ending after January 31, 2001, on or before March 15 of each such year, the Board, in consultation with the C.O.O. and the C.E.O., shall determine the "Annual EBITDA Target", the "Minimum EBITDA Target" and the "Maximum EBITDA Target" for the Reference Year then current.

    Promptly after such targets have been determined, the Company shall provide written notice thereof to the Executive. The Annual EBITDA Targets determined by the Board shall be reasonably achievable in the good faith judgment of the Board, it being understood that the Maximum EBITDA Targets determined by the Board shall generally reflect a more aggressive, "stretch" budget, and the Minimum EBITDA Targets determined by the Board shall generally reflect an improvement over actual EBITDA for the prior Reference Year. The Board shall have the right, acting unilaterally and in good faith, to adjust the Annual EBITDA Target, the Minimum EBITDA Target and the Maximum EBITDA Target upon the occurrence of any acquisition, disposition or other significant event that occurs after such targets have been determined. For purposes of this Section 4 (d), "EBITDA" shall mean, for any period, the Company's consolidated earnings (excluding extraordinary gains and losses and gains or losses from the sale of fixed assets outside of the ordinary course of business) from continuing operations before interest and taxes for such periods but after depreciation and EBITDA shall be determined on the same basis of the Annual EBITDA Target, the Minimum EBITDA Target and the Maximum EBITDA Target.

    Notwithstanding the foregoing, EBITDA for any reference year shall be equitably adjusted by the Board (solely for the purposes of Section 4 (d) (i) to the extent that the Company's business was not conducted in the ordinary course in accordance with past practices.

    The "Project Bonus" shall be payable to the Executive to the extent that the Board determines that the Executive has satisfactorily completed certain projects (the "Annual Projects" or "Personal Objectives") established by the Board with respect to the Reference Year in accordance with this subparagraph. The Company shall establish Annual Projects for each fiscal year during the Term and shall provide the Executive with a written notice of such Annual Projects, which shall describe such Annual Projects in reasonable detail. The Annual Project of each Reference Year ending after January 31, 2001 shall be established on or before March 15 of such year. The Annual Projects for each such fiscal year shall be developed by the Board in consultation with the Executive, and shall, in the good faith judgment of the Board, be reasonable achievable. The Executive acknowledges that the Annual Projects established by the Board may not be measured by financial results or other quantifiable standards and may depend on subjective judgments by the Board, and the Executive agrees that the determination of the Board as to the extent to which such Annual Projects have been satisfactorily completed shall be conclusive for all purposes, provided that such determination shall be made in good faith.

    Each Incentive Bonus (including the Target Bonus and the Project Bonus) shall be paid not more than 30 days after a determination by the Board that an applicable performance goals have been met, and such determination shall be made not later than 10 days following the filing of a Form 10-K for the Company, of if the Company is not required to file a Form 10-K, not later than 10 days following the date upon which the Company's audited financial statements first become available.

3.
To correct clerical errors, the cross-reference in Section 5(d) to "Article 12.4 of the German Contract" is corrected to read "Article 12(h)(ii) of the German Contract", and the reference in Section 5(e) to "Article 12.6.1(a) of the German Contract" is corrected to read "Article 12(h) of the German Contract."

4.
In section 5 (e) the amounts have been changed to now read as follows:

  The Overall Indemnity referred to above in Article 12.6.1 (a) of the German Contract shall be equal to the lesser of:

  (i)
  the excess of 500,000 EURO over the amount payable by Samsonite GmbH under article 13 of the German Contract.

  (ii)
  the excess of the amount of the Executive's Base Compensation which would have been paid to the Executive pursuant to this Overall Agreement from the date of termination of the German Contract through the Expiration Date, over the amount payable by Samsonite GmbH under article 13 of the German Contract.

5.
Since the Company is, by virtue of this Amendment #1, extending the Term of the Overall Agreement upon the same or substantially similar terms and conditions for a period of greater than one year beyond the original Expiration Date, Section 5(f) is no longer applicable and is deleted in its entirety to be replaced by the words: "Intentionally Left Blank."

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment #1 as of the date first above written.

[Signature page to Amendment #1 to Executive Management Agreement between Samsonite Corporation and Karlheinz Tretter dated February 1, 1998.]

SAMSONITE CORPORATION		KARLHEINZ TRETTER
Signature:	/s/ LUC VAN NEVEL	Signature:	/s/ KARLHEINZ TRETTER
Print Name:	Luc Van Nevel
Title:	C.E.O

QuickLinks

Exhibit 10.43
OVERALL AGREEMENT BETWEEN SAMSONITE CORPORATION AND KARLHEINZ TRETTER AMENDMENT #1